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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): August 27, 1998

                              ENVIROQ CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                       59-3290346
  (State or other jurisdiction of              (IRS Employer Identification No.)
  incorporation or organization)

                                     0-25528
                            (Commission File Number)

39l8 Montclair Road, Suite 206                             35213
      Birmingham, Alabama                                (Zip Code)
(Address of principal executive offices)

                                 (205) 870-0588
              (Registrant's Telephone Number, including Area Code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.

         On April 22, 1998, Enviroq Corporation (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Institutional Asset Management, Inc., a Florida corporation ("IAM"), Capital Research Corporation, a Florida corporation ("CRC"), Intrepid Capital Corporation, a newly formed Delaware corporation and a subsidiary of the Company ("Intrepid") and three wholly-owned subsidiaries of Intrepid formed to effect the transactions contemplated in the Merger Agreement. Subject to the terms and upon the conditions set forth in the Merger Agreement the Company will be merged into a wholly-owned subsidiary of Intrepid ("Company Merger"), which will occur simultaneously with similar mergers between wholly-owned subsidiaries of Intrepid and each of CRC and IAM. As a result of the simultaneous mergers ("Mergers"), the Company, CRC and IAM will become wholly-owned subsidiaries of Intrepid.

         On August 27, 1998, the Company, IAM, CRC, Intrepid and the other parties to the Merger Agreement executed Amendment No. 1 to Agreement and Plan of Reorganization, pursuant to which the termination date by which the Mergers must be consummated has been extended from August 31, 1998 to October 31, 1998.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

         The following exhibits are filed as part of this Form 8-K or are incorporated herein by reference, and this list comprises the Exhibit Index.

Item           Description of Exhibits
----           -----------------------
2              Amendment No. l to Agreement and Plan of Reorganization, dated as of August 27, 1998, by and among Enviroq Corporation,
               Institutional Asset Management, Capital Research Corporation,
               Intrepid Capital Corporation and certain other entities.

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                                   SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ENVIROQ CORPORATION

                                    By: /s/ WILLIAM J. LONG
                                       --------------------------------------
                                         William J. Long
                                         President, Chief Executive Officer,
                                         (Principal Executive Officer, and
                                         Principal Financial and
                                         Accounting Officer)

Date: September 15, 1998